Exhibit 99.2

AVB and EQR to Combine in an All-Stock Merger of Equals Joint Conference Call May 21, 2026 RentingRedefined.com

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, which are based on current expectations, estimates and projections about the industry and markets in which Equity Residential and AvalonBay Communities, Inc. (“AvalonBay”) operate, as well as beliefs and assumptions of Equity Residential and AvalonBay. Words such as “anticipate,” “become,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “target,” “seek,” “shall,” “should,” “will,” or “would,” including variations of such words and similar expressions, are intended to identify forward-looking statements. All statements that address operating performance, events or developments that Equity Residential or AvalonBay expects or anticipates will occur in the future are forward-looking statements, including statements relating to any possible transaction between Equity Residential and AvalonBay, multifamily market conditions, development, redevelopment, acquisition or disposition activity, general conditions in the geographic areas where Equity Residential and AvalonBay operate and Equity Residential’s and AvalonBay’s respective debt, capital structure and financial position. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and may cause the actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the parties’ ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to Equity Residential’s and AvalonBay’s ability to obtain the required respective shareholder approval, and the parties’ ability to satisfy the other conditions to consummating the proposed transaction; (ii) the inability to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction; (iii) the risk that Equity Residential’s and AvalonBay’s businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (iv) significant transaction costs and/or unknown or inestimable liabilities; (v) potential litigation relating to the proposed transaction that could be instituted against Equity Residential, AvalonBay or their trustees, directors, managers or officers, including resulting expense or delay and the effects of any outcomes related thereto; (vi) the risk that disruptions from the proposed transaction, including diverting the attention of Equity Residential and AvalonBay management from ongoing business operations, will harm Equity Residential’s and AvalonBay’s businesses during the pendency of the proposed transaction or otherwise; (vii) certain restrictions during the pendency of the business combination that may impact Equity Residential’s and AvalonBay’s ability to pursue certain business opportunities or strategic transactions; (viii) the possibility that the business combination may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (ix) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring Equity Residential or AvalonBay to pay a termination fee; (x) the effect of the announcement of the proposed transaction on the ability of Equity Residential and AvalonBay to operate their respective businesses and retain and hire key personnel, and to maintain favorable business relationships; (xi) risks related to the market value of Equity Residential common shares to be issued in the proposed transaction; (xii) other risks related to the completion of the proposed transaction and actions related thereto; (xiii) potential business uncertainty, including changes to existing business relationships, during the pendency of the business combination or otherwise that could affect Equity Residential’s or AvalonBay’s financial performance; (xiv) other risks related to the completion of the proposed transaction and actions related thereto; (xv) legislative, regulatory and economic developments, including the level of new multifamily communities construction and development, government regulations and competition; (xvi) unpredictability and severity of local, regional, national and international economic, political and catastrophic climates, conditions and events, including but not limited to acts of terrorism, outbreaks of war or hostilities or pandemics, as well as management’s response to any of the aforementioned factors; (xvii) changes in global financial markets, interest rates and foreign currency exchange rates; (xviii) increased or unanticipated competition affecting Equity Residential’s and AvalonBay’s properties; (xix) risks associated with acquisitions, dispositions, development and redevelopment of properties; (xx) increased costs of labor and construction material; (xxi) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (xxii) environmental uncertainties, including risks of natural disasters; (xxiii) those risks and uncertainties set forth in Equity Residential’s and AvalonBay’s Annual Reports on Form 10-K for the year ended December 31, 2025 under the headings “Forward-Looking Statements” and “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by Equity Residential or AvalonBay, as the case may be, with the Securities and Exchange Commission (the “SEC”) from time to time, which are available via the SEC’s website at www.sec.gov; and (xxiv) those risks that will be described in the Registration Statement and Joint Proxy Statement/Prospectus (each as defined below) that will be filed with the SEC in connection with the proposed transaction and available from the sources indicated below. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. Forward-looking statements relate only to events as of the date on which the statements are made. Neither Equity Residential nor AvalonBay undertakes any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if Equity Residential’s and AvalonBay’s underlying assumptions prove to be incorrect, Equity Residential’s, AvalonBay’s and the combined company’s actual results may vary materially from what Equity Residential or AvalonBay may have expressed or implied by these forward-looking statements. Equity Residential and AvalonBay caution not to place undue reliance on any of Equity Residential’s or AvalonBay’s forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect Equity Residential or AvalonBay. Cautionary Statement Regarding Forward-Looking Statements 2

No Offer or Solicitation This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Important Additional Information and Where to Find It In connection with the proposed transaction between Equity Residential and AvalonBay, Equity Residential intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a joint proxy statement of Equity Residential and AvalonBay that also constitutes a prospectus of Equity Residential (the “Joint Proxy Statement/Prospectus”). A definitive Joint Proxy Statement/Prospectus will be mailed to Equity Residential’s shareholders and AvalonBay’s stockholders seeking their respective approval of the proposed transaction and other related matters. Each of Equity Residential and AvalonBay may also file other relevant documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Registration Statement, Joint Proxy Statement/Prospectus or any other document that Equity Residential or AvalonBay (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF EQUITY RESIDENTIAL AND AVALONBAY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when they become available) and other documents filed with the SEC by Equity Residential and AvalonBay, which contain important information, through the website maintained by the SEC at www.sec.gov. The documents filed by Equity Residential with the SEC may be obtained free of charge by accessing “Filings – SEC Filings” in the “Investor” section of Equity Residential’s website at www.equityapartments.com, by writing to Equity Residential – Investor Relations, Two North Riverside Plaza, Suite 500, Chicago, Illinois 60606, by telephone at 1-888-879-6356 or by email at investorrelations@eqr.com. The documents filed by AvalonBay with the SEC may be obtained free of charge by accessing the “Investors” section of AvalonBay’s website at www.avalonbay.com or by writing to AvalonBay, 4040 Wilson Blvd., Suite 1000, Arlington, Virginia 22203, Attention: Corporate Secretary (Legal Department) or by email at investor_relations@avalonbay.com. Participants in the Solicitation Equity Residential, AvalonBay, and certain of their respective trustees, directors and executive officers may be deemed to be participants in the solicitation of proxies from Equity Residential’s and AvalonBay’s shareholders in respect of the proposed transaction. Information about the directors and executive officers of AvalonBay, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in AvalonBay’s proxy statement for its 2026 Annual Meeting of Stockholders under the headings “Director Nominees,” “Transactions with Related Persons, Promoters and Certain Control Persons,”“Director Compensation,” “Director Compensation Table,” “Compensation Discussion and Analysis,” “Executive Compensation Tables” and “Officers, Stock Ownership and Other Information,” which was filed with the SEC on April 6, 2026, and in AvalonBay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 27, 2026. Information about the trustees and executive officers of Equity Residential, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Equity Residential’s proxy statement for its 2026 Annual Meeting of Shareholders under the headings “Biographical Information and Qualifications of Trustees,” “Biographical Information of Executives,” “Common Share Ownership of Trustees and Executives,” “Compensation Discussion and Analysis,” “Executive Compensation” and “Trustee Compensation,” which was filed with the SEC on April 14, 2026, and in Equity Residential’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 13, 2026. To the extent holdings of Equity Residential’s securities by its trustees or executive officers have changed since the amounts set forth in Equity Residential’s definitive proxy statement for its 2026 Annual Meeting of Shareholders or the holdings of AvalonBay’s securities by its directors or executive officers have changed since the amounts set forth in AvalonBay’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on an Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5, in each case filed with the SEC and available on the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they become available before making any voting or investment decisions. Investors may obtain free copies of these documents from Equity Residential or AvalonBay using the sources indicated above. Additional Information 3

Creates One of the Country’s Leading Real Estate Companies 4 Expands investment opportunities and solidifies company as leading developer of new rental housing Superior internal and external growth enables further accretive investment Fortress balance sheet provides capital to deploy across multiple growth channels Expands margins and enhances the resident experience Delivers earnings accretion to both AvalonBay and Equity Residential shareholders1 (1) Based on the midpoint of AVB and EQR's 2026 guidance on a full run-rate basis. Subject to final accounting adjustments.

Stronger Combined Company with Differentiated Scale and Capabilities to Deliver Structurally Higher Growth 5 Leading Operating Platform • Tech-Enabled Efficiency: Combined investments in AI, automation, and centralized services, coupled with increased portfolio scale, to drive margin expansion and enhance the resident experience • Data-Driven Insights: Enhanced scale to create a rich data ecosystem providing enhanced analytics for operations, customer service, investments, and portfolio allocation • Proximity Benefits: Further unlocks neighborhood-based operations and centralized services, reducing cost to serve customers Leading Development Platform • Embedded Growth: Currently ~$4.4 billion under construction (~10,800 apartments) across 32 communities, including ~50% of projects with an affordable or mixed-income component • Proven Growth Engine: Expanded pipeline of accretive development opportunities, with regional expertise extending the platform across 15+ markets • Community Impact: Each new development provides needed housing, local jobs, and expands the property tax base for essential public services and infrastructure Leading Capital Allocator • Fortress Balance Sheet: Dual A3/A- credit ratings and robust cash flow provide superior capital markets access and flexibility to pursue accretive investment opportunities • Self-Funded Growth: Enhanced self-funding capacity, driving earnings growth and value creation for shareholders • Strategic Deployment: Disciplined capital allocation to highest risk-adjusted returns — spanning development, acquisitions, portfolio transactions and other strategic investments Leadership and Governance • Cultural Alignment: A foundation of long-standing mutual respect facilitates integration success • "Best-of-Both" Talent: Management team expected to include leadership from both companies • Deep Bench Strength: Ensures long-term continuity and the ability to deploy top talent to high-priority strategic initiatives

Transaction Overview 6 Transaction Details • All-stock merger of equals of Equity Residential (NYSE: EQR) and AvalonBay Communities (NYSE: AVB) • AVB stockholders to receive 2.793 newly issued EQR shares for each AVB share • Pro forma ownership: 51.2% AVB stockholders and 48.8% EQR shareholders1 • Preserves UPREIT structure Management and Governance • Board will initially be comprised of 7 existing EQR trustees and 7 existing AVB directors • Steve Sterrett, current lead independent director of EQR, will serve as Chairman of the combined company • David Neithercut, current non-Executive Chairman of EQR, Tim Naughton, current non-Executive Chairman of AVB, and Benjamin Schall, the CEO of AVB, will each also serve on the Board of the combined company • Benjamin Schall will be President & CEO of the combined company • Dual headquartered in Arlington, VA and Chicago, IL, and will operate under a new name to be announced at closing Anticipated Synergies and Earnings Impact • Gross operating synergies of $175M, with run-rate annual net operating synergies of $125M after the impact of real estate tax reassessments • Expected to be accretive to both AVB and EQR standalone core FFO2 Dividend • Initial annualized dividend of $2.81 per share, equivalent to EQR's existing dividend per share and higher than AVB's current dividend yield Approvals & Timing • Unanimously approved by the Board of Trustees of EQR and the Board of Directors of AVB • Transaction is subject to the satisfaction of customary closing conditions, including approval of AVB stockholders and EQR shareholders • Expected transaction closing in 2H 2026 (1) Approximate based on shares outstanding as of March 31, 2026. (2) Based on the midpoint of AVB and EQR's 2026 guidance on a full run-rate basis. Subject to final accounting adjustments.

Creating one of the Most Efficient Operators in the Industry 7 Synergies Expected to be Fully In-place by the End of 18 months Category Estimated Impact Annual ($M) Corporate Overhead $50 Property Management Overhead (“PMOH”) $65 Portfolio NOI $60 Gross Synergies $175M Real Estate Tax Reassessments $(50) Run-Rate Annual Net Operating Synergies $125M Source: Management estimates

Redefining Leadership in Rental Housing 8 Source: Company filings as of 3/31/2026 and FactSet as of 5/20/2026. (1) Includes homes under development and homes held in unconsolidated ventures at 100% share. $35B $34B $69B $26B $26B $21B $20B $19B $15B 98 85 183 103 64 63 59 Aspen Emory Combined 7j MAA ESS UDR CPT >75% more homes vs. closest Apartment REIT Residential REITs by Enterprise Value ($B) Total Units (thousands)1 Apartment REITs >2.5x vs. nearest Residential REIT Investing in differentiated capabilities (technology, AI, data) at a meaningfully lower cost per unit Expanded set of investment opportunities and enhanced access to capital Expected to broaden appeal for investors seeking U.S. rental housing exposure

Transformative Combination Enables Structurally Higher Growth 9 Leading Rental Housing Platform with Differentiated Capabilities & Scale Source: Internal company reports. • Operating efficiencies drive higher returns on new investments • Differentiated investment capabilities & expanded market presence Capability Led Strategy • Larger & more diversified asset base • Operating scale and capabilities Superior Internal Growth Higher Growth Compounds Over Time Enhanced External Growth • Facilitates further accretive growth Enduring Cost of Capital Advantage Capital Allocator Fortress Balance Sheet and Increased Self-Funding Capacity Operating Platform Technology, Scale, and Density Drive Margin Expansion Development Capabilities Scale Unlocks Superior Returns & Accelerates Growth

Operating Platform | Development Capabilities | Capital Allocator

Most Efficient Operator in Very Fragmented Sector

Operating Proximity Enhances Margins

Combined Portfolio


~95%
Regional Overlap
(% of NOI)


~2%
of Comparable
Rental Stock[1]


Seattle
8% NOI
Northern
California
16% NOI
Southern
California
22% NOI
Denver
3% NOI
Dallas
2% NOI
Austin
<1% NOI
Boston
12% NOI
NY / NJ
18% NOI
Mid-Atlantic
14% NOI
Raleigh
<1% NOI
Charlotte
<1% NOI
Atlanta
2% NOI
Southeast
Florida
2% NOI
Overlapping Regions
Non-Overlapping Regions

Source: Company filings, CoStar, Census ACS, AvalonBay Market Research. NOI weights in map (percent of combined total NOI), do not sum to 100% due to rounding.
(1) All 80+ unit institutional quality market rate rental communities plus an estimate of competitive, non-institutional quality market rate rental communities.

AvalonBay | Equity Residential 10

Operating Platform | Development Capabilities | Capital Allocator

Operating Margin Improvement

Technology, Scale, and Market Depth Drive Margin Expansion

Northern California
Pro-forma Combined Portfolio


Berkeley
Oakland
San Francisco
San Mateo
San Jose
AVB
EQR

~3% of Comparable Rental Stock[1]

- **Market depth** enhances the efficiency of neighborhood operating model
- **Digital and AI advantages** to enhance the value for customers and enable incremental service revenue
- **Accelerates operating model transformation** with lower marginal cost per unit

Regional Market Depth & Neighborhood Operating Model

- Data richness improves operational decision making
- Enhanced span of control for regional leaders
- Enhanced specialization and insourcing
- Economies of scale from marketing and vendor purchasing

Operating Benefits

- ✓ Enhanced resident experiences
- ✓ Reduction in operating expenses per unit
- ✓ Improved operating margins

Source: Company filings, CoStar, Census ACS, AvalonBay Market Research.

1) All 80+ unit institutional quality market rate rental communities plus an estimate of competitive, non-institutional quality market rate rental communities.

AvalonBay | Equity Residential 11

Operating Platform | Development Capabilities | Capital Allocator

Investing At a Meaningfully Lower Cost per Unit Than Competitors

Innovation & Technology Leadership

AI solutions handle ~90% of both companies' prospect workflows, >2.5M combined annual customer interactions



EliseAI
2019
Today
AVB + EQR were Elise AI's only institutional investors & clients
Elise AI partnered in developing best-in-class conversational AI & now expanding solutions to the full customer journey
Continued partnership on VoiceAI, AI Guided Tours, Customer Relationship Management (CRM) and Maintenance

Scale Driving Continuous Innovation

Harness size and scale
to adopt and deploy emerging technology more quickly and efficiently across our operations

Increased capacity to invest
in emerging technologies that will improve operating performance while also achieving an attractive return on investment

Direct resident benefits
via faster response times, better digital tools, and more consistent service

Source: Internal company reports.
EliseAI is a leading property technology AI automation firm.

AvalonBay | Equity Residential 12

Lease Transactions >4,000,000 Data Points Customer Insights >60,000,000 Data Points Service Requests >9,000,000 Data Points Investment Outcomes • Provides proprietary portfolio and capital allocation insights to inform investment decisions • Translating customer behavior and insights into next generation of developments Operational Outcomes • Larger proprietary data set to optimize renewals and concessions • Improved AI-powered demand forecasting • Predictive analytics reduces operating expenses and capital expenditures Data Analytics 13 Expanded Data Sets to Optimize Operating & Investments Outcomes Source: Internal company reports. Combined Company Data Infrastructure Internal & External Growth Benefits Operating Platform Development Capabilities Capital Allocator

Operating Platform | Development Capabilities | Capital Allocator

Leading Development Capabilities

Development Underway[1]

Built-in Earnings Growth & Value Creation

~$4.4B
Projected Total Capital Cost

~10,800
Homes

Development Rights Pipeline[2]

Pathway to Meaningful Ramp in Future Development Starts

~$4.2B
Projected Total Capital Cost

~9,800
Homes

~50% of Projects Include Affordable & Mixed-Income Components

- Well-positioned to grow Development Underway to increase contribution to combined company core FFO per share growth
- Larger pipeline should allow for increased efficiency, leading to stronger returns
- Improved operating margins allows for more development to underwrite favorably
- Expand Structured Investment Program (SIP), deploying capital into new markets and leveraging broader market knowledge

Source: Internal company reports.

1) Development Underway represents the projected Total Capital Cost of Development currently under construction or in lease-up, that had not achieved Stabilized Operations for the entire three-month period ended March 2026.

2) Owned and controlled future Development, primarily via option contracts, representing the Company's combined pipeline of future development opportunities that have not yet commenced construction.

AvalonBay | Equity Residential 14

Operating Platform | Development Capabilities | Capital Allocator

Leading Capital Allocator

Combination of Fortress Balance Sheets

Credit Ratings
Moody's | S&P

AvalonBay Communities: A3 | A-

Equity Residential: A3 | A-

Net Debt-to-EBITDAre
1Q26

AvalonBay Communities: 4.4x[1]

Equity Residential: 4.4x

>$2B
of cash flow and leverage neutral self-funding capacity[2] accelerates new investments & expands opportunities

>$2B
combined common dividends expected in 2026

Enhanced Investment Activity
- Development yield expansion through improved NOI margins via operating initiatives, increasing underwritable deals and profitability
- Accretive acquisition opportunities; larger market presence provides expanded Investment opportunities

Improved Cost of Capital
- Structurally higher growth supports enduring cost-of-capital advantage
- Superior debt cost of capital

Source: Company Filings.
1) AVB reported Net Debt-to-EBITDAre for the quarter ended March 31, 2026 was 4.8x. The presented value is adjusted for ~$810M of unsettled forward equity outstanding at quarter-end.
2) Annual Leverage Neutral Self-Funding Capacity is comprised of combined retained cashflow after dividends and maintenance capex, asset sale capacity reflecting estimated annual combined disposition capacity, and an application of the designated leverage multiple to the projected year-over-year increase in EBITDA.

AvalonBay | Equity Residential 15

What Success Looks Like 16 Source: Internal company reports. Redefining Rental Housing Leadership Year 1 Integration Excellence Years 3+ Years 2-3 Market Leadership Platform Acceleration • Seamless Day 1 - No disruption to operations or resident experience • Meaningful progress on synergies • Combined leadership team operating as one • Combined operating model delivering margin expansion • Annual development start volume meaningfully scaled • Technology and AI advantages compounding • Providing superior rental housing solutions and customer service • Expanding housing supply • Superior earnings growth and TSR performance • Absolute and relative multiple expansion